Exhibit 10.2

EXECUTION VERSION

FIRST AMENDMENT

TO THE

AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT (the “Amendment”) is entered into by and between Frozen Food Express Industries, Inc., a Texas corporation (the “Company”) and John Hickerson (“Executive”), effective as of July 12, 2013. Capitalized terms not defined in the Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, Executive and the Company have entered into a Change in Control Agreement (as amended through the date hereof, the “Agreement”); and

WHEREAS, Executive and the Company desire to amend the Agreement to revise the definition of Change in Control under the Agreement;

NOW, THEREFORE, in consideration of Executive’s performance, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the date first above written, to amend the Agreement in the following particulars:

1. By adding the following new provision immediately after the last sentence of the definition of “Change in Control” under Section 1 of the Agreement:

“‘Notwithstanding anything to the contrary in this Agreement, (1) a ‘Change in Control’ shall not include any transaction or event or any series of transactions or events, including but not limited to the transactions and events described in the preceding sentence, (a) with Thomas Milton Duff, James Ernest Duff, or any of their affiliates, including, but not limited to Duff Brothers Capital Corporation (the ‘Duffs’); or (b) during any period of time in which one or more of the Duffs is the ‘beneficial owner’ (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding voting securities (a ‘Duff Interest’); and (2) the parties to this Agreement acknowledge and agree that this Agreement shall terminate in all events on the date that is six (6) months from the date that any of the Duffs first obtains a Duff Interest (the ‘Termination Date’), and Executive shall not be entitled to any payment or benefits under this Agreement on or after such Termination Date.”

2. Except as modified herein the Agreement shall remain in full force and effect.

EXECUTION VERSION

This Amendment may be executed in counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same Amendment.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this 12th day of July, 2013, to be effective as of the date first above written.

COMPANY

FROZEN FOOD EXPRESS INDUSTRIES, INC.

By:	/s/ S. Russell Stubbs

Its:	/s/ President and CEO

S. Russell Stubbs

RELATED CORPORATIONS

FFE TRANSPORTATION SERVICES, INC.

By:	/s/ S. Russell Stubbs

Its:	/s/ President and CEO

S. Russell Stubbs

EXECUTIVE

NAME:	/s/ John Hickerson

John Hickerson